Exhibit 99.(d)

9OSC1022

COMMON SHARES	COMMON STOCK	COMMON STOCK	COMMON SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFICATE IS TRANSFERABLE
	IN BOSTON, MASSACHUSETTS OR	CUSIP 882905 10 2
NEW YORK, NEW YORK

THE THAI CAPITAL FUND, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $0.01 OF
THE THAI CAPITAL FUND, INC.

COMMON

(hereinafter called the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not [ILLEGIBLE] registered by the [ILLEGIBLE].

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:
	Countersigned and Registered	/s/ Koji Yoneyama
	STATE STREET BANK AND TRUST COMPANY	Chairman
(BOSTON, MASSACHUSETTS)
(NEW YORK, NEW YORK) Transfer Agent and Registrar,
	By	/s/ Lawrence Jacob
	Authorized Signature	Secretary